Exhibit 10.44
HOLLYFRONTIER CORPORATION
LOI-7445704v1
LONG-TERM INCENTIVE COMPENSATION PLAN
UK SUB-PLAN
This Sub-Plan, adopted under The HollyFrontier Corporation Long-Term Incentive Compensation Plan (the "Plan"), is adopted effective February 14, 2017 to apply to grants made to service providers in the United Kingdom.
1.    Purpose. The purpose of this Sub-Plan is to amend those provisions of the Plan which are required to be amended in order for Awards granted under the Plan, and communications concerning those Awards, to be exempt from provisions of the United Kingdom Financial Services and Markets Act 2000. All Awards to service providers resident in the United Kingdom (as limited below) shall be made under this Sub-Plan.

2.    Restricted Availability of Awards. Any Awards granted pursuant to this Sub-Plan shall be made only to officers and key employees of the Company or one of its Subsidiaries who are residents of the United Kingdom.
3.    Incorporation of Remaining Plan Provisions. With the exception of the provisions noted above, the provisions of the Plan will apply or be available to all Awards granted pursuant to this Sub-Plan.